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CH Energy Group, Inc.

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On April 27, 2009, CH Energy Group, Inc. issued the following press release.

NEWS RELEASE

April 27, 2009

For Release: Contact:	Immediately Investors: Stacey Renner, 845-486-5730 News Media: Denise D.VanBuren, 845-471-8323

CH Energy Group and GAMCO Asset Management Reach Agreement

(Poughkeepsie, NY) CH Energy Group, Inc. (NYSE: CHG) and GAMCO Asset Management Inc. (GAMCO) today announced that they have entered into an agreement under which CH Energy Group will expand its Board of Directors to nine and appoint Edward T. Tokar to the newly created directorship for a term ending at the 2010 Annual Meeting of Shareholders. This appointment will be made at the May 21, 2009 meeting of the Board of CH Energy Group. Tokar will be an independent director.

     As part of the agreement, GAMCO, which together with its affiliates beneficially own approximately 1.27 million shares of CH Energy Group common stock (representing approximately 8 percent of the Company’s outstanding shares), will withdraw its notice of intent to nominate three directors at the 2009 Annual Meeting and vote its shares in favor of the election of Manual J. Iraola, E. Michel Kruse and Ernest R. Verebelyi, the Board’s nominees, at the meeting. GAMCO has also agreed to support the Board’s nominees for directors at the 2010 Annual

Meeting if Tokar is included in the Board’s recommended slate for election at that meeting in 2010.

     “The CH Energy Group Board is always open to considering new independent directors who represent all shareholders and add to the skills and experience already present on the Board. We welcome ongoing dialogue with our shareholders and take their views seriously, ” said Steven V. Lant, Chairman, President and Chief Executive Officer. “The Board and management look forward to working with Ed Tokar and welcome the new perspectives and insights he will bring.”

     Tokar is Senior Managing Director of Beacon Trust Company, a position he has held since 2004, and has more than 30 years of financial investment experience. Prior to joining Beacon, Tokar was Chief Executive Officer of Allied Capital Management and Vice President of Investments at Honeywell International. Tokar earned a Bachelor of Arts degree from the University of Maryland and a Master’s in Business Administration from the College of William & Mary; he holds a C.P.A. designation. He is currently on the Board of Advisors of RFE Investment Partners, L.P., a director of Teton Advisors, Inc., The Gabelli Dividend and Income Trust and The Gabelli Global Deal Fund.

About CH Energy Group, Inc.

CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 300,000 electric and about 74,000 natural gas customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany. Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and re-

newable energy. Griffith Energy Service's fuel distribution business supplies energy products and services to approximately 111,000 customers in 10 states, stretching from Rhode Island to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, a biomass plant in upstate New York, and is currently developing a landfill-gas energy facility in Auburn, NY.

Forward-Looking Statements –

Statements included in this News Release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: weather; fuel prices; corn and ethanol prices; plant capacity factors; energy supply and demand; interest rates; potential future acquisitions; developments in the legislative, regulatory, and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.